UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 25, 2008

 FREEDOM FINANCIAL HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Maryland	333-140530	56-2560951
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6615 Brotherhood Way, Suite A Fort Wayne, Indiana	46825
(Address of principle executive offices)	(Zip code)
Registrant’s telephone number, including area code: (260)490-5363

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) Amendment to Articles of Incorporation.

On December 23, 2007, the Board of Directors of Freedom Financial Holdings, Inc. (the "Company") approved an Amendment to the Articles of Incorporation of the Company that increased the number of authorized shares of Class D Preferred Stock to one million (1,000,000.)  This amendment was filed with the State of Maryland on January 18, 2008.

The text of the amendment is included as Exhibit 3.8 to this Current Report and is incorporated herein by reference.

Item 8.01 Other Events.

Related Transactions

On January 22, 2008 the Company entered into a loan agreement with Robin Hunt, an Officer and Director of the Company, in which Mr. Hunt provided a loan (to Freedom Financial Mortgage Corp. a wholly owned subsidiary of the Company) for fifteen thousand dollars ($15,000).  On January 24, 2008 the Company also entered into a loan agreement with Robert Carteaux, a Director of the Company, in which the Mr. Carteaux provided a loan for twenty thousand dollars ($20,000) to the Company.

The terms of these loan agreements are set forth in Exhibits 99.1 and 99.2 and are incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 3.8

Articles of Amendment of Freedom Financial authorizing additional Class D Shares, filed 1/18/2008

Exhibit 99.1

Loan Agreement Hunt dated 1/22/2008

Exhibit 99.2

Loan Agreement Carteaux dated 1/24/2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

FREEDOM FINANCIAL HOLDINGS, INC.
Date: 1/25/2008	By:	/s/ Brian Kistler
Brian Kistler,
Principal Executive Officer

Date: 1/25/2008	By:	/s/ Robin W. Hunt
Robin Hunt
Chief Financial Officer